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                                                                                  EXHIBIT 21.1


                                 SUBSIDIARIES OF THE REGISTRANT

                                                                         NAME(S) UNDER WHICH
               SUBSIDIARY                         JURISDICTION           ENTITY DOES BUSINESS
----------------------------------------- ---------------------------- ------------------------

Dean & DeLuca Brands, Inc.                         New York            Dean & DeLuca

Dean & DeLuca Imports, Inc.                        New York            Dean & DeLuca

Dean & DeLuca New York, Inc.                       New York            Dean & DeLuca

Dean & DeLuca Georgetown, Inc.                 Washington, D.C.        Dean & DeLuca

Dean & DeLuca Espresso, Inc.                       New York            Dean & DeLuca

Dean & DeLuca Espresso D.C., Inc.              Washington, D.C.        Dean & DeLuca

Dean & DeLuca New Jersey, Inc.                    New Jersey           Dean & DeLuca

Dean & DeLuca Atlanta, LLC                  North Carolina, Kansas     Dean & DeLuca

Dean & DeLuca Markets, LLC                        California           Dean & DeLuca

D & D Cafes of NC, LLC                          North Carolina         Dean & DeLuca
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